                                                                   Exhibit 10.27


                       MANUFACTURING AND SUPPLY AGREEMENT

                                      AMONG

                        INHALE THERAPEUTIC SYSTEMS, INC.,

                         TECH GROUP NORTH AMERICA, INC.

                                       AND

                               BESPAK EUROPE LTD.



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                                TABLE OF CONTENTS


ARTICLE 1    DEFINITIONS......................................................1
ARTICLE 2    MANAGEMENT OF COLLABORATION......................................5
   2.1    STEERING  COMMITTEE.................................................5
   2.2    STEERING COMMITTEE DISPUTES.........................................7
   2.3    COOPERATION WITH PHARMACEUTICAL COLLABORATORS.......................8
ARTICLE 3    CAPITAL PLAN, PROCESS DEVELOPMENT AND TECHNOLOGY TRANSFER........8
   3.1    CAPITAL PLAN........................................................8
   3.2    [**]................................................................8
   3.3    MANUFACTURING REQUIREMENTS..........................................9
   3.4    PROCESS DEVELOPMENT................................................10
   3.5    TECHNOLOGY TRANSFER................................................11
   3.6    DEVICE MASTER RECORD...............................................11
   3.7    PACKAGING SPECIFICATIONS...........................................12
   3.8    LAUNCH DELAY.......................................................12
   3.9    CONTINUOUS IMPROVEMENT, CHANGE CONTROL PROCEDURES..................13
   3.10    ADDITIONAL PRODUCTS AND ADDITIONAL DEVELOPMENT....................14
ARTICLE 4    PURCHASE AND SUPPLY OF DEVICES..................................14
   4.1    EXCLUSIVE SUPPLY...................................................14
   4.2    PURCHASE AND SUPPLY................................................14
   4.3    SCALE-UP...........................................................16
   4.4    FORECASTS AND ORDERS...............................................16
   4.5    PRODUCT TESTING....................................................17
   4.6    SHIPMENT...........................................................17
   4.7    ACCEPTANCE AND REJECTION...........................................18
   4.8    FAILURE TO SUPPLY..................................................18
   4.9    [**]...............................................................20
ARTICLE 5    PRICING AND PAYMENT.............................................20
   5.1    PRICING............................................................20
   5.2    INVOICING AND PAYMENT..............................................20
   5.3    REIMBURSEMENT......................................................21
ARTICLE 6    MANUFACTURE AND MANUFACTURING FACILITIES........................21
   6.1    MANUFACTURE........................................................21
   6.2    MANUFACTURING FACILITIES, CAPACITY.................................21
   6.3    RECONCILIATION AND TRACEABILITY SYSTEM, RECORDKEEPING..............21
   6.4    MANUFACTURING AUDITS AND INSPECTIONS...............................21

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


   6.5    NO SUBCONTRACTING..................................................22
   6.6    ACCESS TO MANUFACTURING FACILITIES.................................22
ARTICLE 7    MANUFACTURING LICENSES AND INTELLECTUAL PROPERTY................22
   7.1    MANUFACTURING LICENSE TO CMS.......................................22
   7.2    TRADEMARK LICENSE..................................................23
   7.3    OWNERSHIP OF PREEXISTING TECHNOLOGY................................23
   7.4    OWNERSHIP OF DEVELOPED TECHNOLOGY..................................23
   7.5    DISCLOSURE OF DEVELOPED TECHNOLOGY.................................24
ARTICLE 8    REGULATORY MATTERS..............................................24
   8.1    RECALLS; ADVERSE EVENT REPORTING; COMPLAINTS.......................24
   8.2    COMPLIANCE WITH LAWS AND REGULATIONS...............................26
ARTICLE 9    DEVICE WARRANTY.................................................26
   9.1    PRODUCT WARRANTY...................................................26
   9.2    REMEDIES...........................................................27
   9.3    WARRANTY DISCLAIMERS AND LIMITATIONS...............................27
ARTICLE 10   REPRESENTATIONS AND WARRANTIES, LIMITATION ON LIABILITY.........27
   10.1     BY CMS...........................................................27
   10.2     BY INHALE........................................................28
   10.3     LIMITATION OF LIABILITY..........................................29
ARTICLE 11   INDEMNIFICATION.................................................29
   11.1     RESPONSIBILITY AND CONTROL.......................................29
   11.2     INDEMNIFICATION BY CMS...........................................29
   11.3     INDEMNIFICATION BY INHALE........................................30
   11.4     INTELLECTUAL PROPERTY INDEMNIFICATION............................31
ARTICLE 12   CONFIDENTIALITY.................................................31
   12.1     CONFIDENTIALITY OBLIGATION.......................................31
   12.2     AUTHORIZED DISCLOSURES...........................................32
   12.3     DISCLOSURE OF CM CONFIDENTIAL INFORMATION........................32
   12.4     DELIVERY OF CONFIDENTIAL INFORMATION.............................33
   12.5     PUBLICITY........................................................33
   12.6     INJUNCTIVE RELIEF................................................33
ARTICLE 13   RECORDKEEPING, AUDITS AND INSURANCE.............................33
   13.1     RECORDS RETENTION................................................33
   13.2     AUDIT REQUEST....................................................33
   13.3     INSURANCE........................................................34
ARTICLE 14    TERM AND TERMINATION...........................................34
   14.1     TERM.............................................................34
   14.2     TERMINATION WITHOUT CAUSE........................................34
   14.3     TERMINATION FOR DEFAULT..........................................34
   14.4     PROTECTIVE PROVISIONS............................................36
   14.5     EFFECT OF TERMINATION............................................37
ARTICLE 15   MISCELLANEOUS...................................................38

                                     iii


   15.1     AGENCY...........................................................38
   15.2     ASSIGNMENT.......................................................38
   15.3     FURTHER ACTIONS..................................................39
   15.4     FORCE MAJEURE....................................................39
   15.5     NOTICES..........................................................39
   15.6     AMENDMENT; APPROVAL..............................................40
   15.7     WAIVER...........................................................40
   15.8     COUNTERPARTS.....................................................41
   15.9     DESCRIPTIVE HEADINGS.............................................41
   15.10    GOVERNING LAW, JURISDICTION AND VENUE............................41
   15.11    SEVERABILITY.....................................................41
   15.12    ENTIRE AGREEMENT OF THE PARTIES..................................41
   15.13    SECTIONS.........................................................41
   15.14    [**].............................................................41

EXHIBITS

Exhibit A:   Pricing
Exhibit B:   INHALE Patents
Exhibit C:   Manufacturing Requirements
Exhibit D:   Capital Plan
Exhibit E:   [**] Forecast
Exhibit F:   Bespak Currency Provisions


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                      iv

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                       MANUFACTURING AND SUPPLY AGREEMENT


         THIS MANUFACTURING AND SUPPLY AGREEMENT is made and entered into as of August 16, 2000 (the "Effective Date"), by and among INHALE Therapeutic Systems, Inc., a Delaware corporation ("INHALE"), Tech Group North America, Inc., an Arizona corporation ("Tech Group") and Bespak Europe Ltd., a corporation existing under the laws of England and Wales ("Bespak"). INHALE, Tech Group and Bespak are sometimes referred to herein individually as a "Party" and collectively as the "Parties." Bespak and Tech Group are also referred to individually as a "Contract Manufacturer" or a "CM" and collectively as the "CMs." References to "INHALE," "Bespak" and "Tech Group" shall include their respective Affiliates.

         WHEREAS, INHALE has developed proprietary devices, dry powder formulations and dry powder processing and filling technology for pulmonary drug delivery;

         WHEREAS, INHALE has established collaborative arrangements with pharmaceutical companies for the development and commercialization of products comprising dry powder formulations of certain pharmaceutical products and devices for the pulmonary delivery of such formulations;

         WHEREAS, INHALE desires to obtain a commercial supply of such pulmonary devices or components thereof in order to resell such devices or components to such pharmaceutical companies, and the CMs desire to manufacture and supply such devices;

         WHEREAS, in order to facilitate the coordinated manufacture of the Devices, Base Units, Transjectors and Chambers, the Parties desire to establish manufacturing processes and procedures, based upon applicable laws and regulations, good engineering and workmanship practices and industry standards, to (a) assure consistent, and high quality manufacture of devices at competitive prices; (b) implement approved changes in specifications in a consistent, controlled and coordinated manner, and (c) anticipate risks and develop effective, coordinated strategies and solutions, all on the terms and for the consideration set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1 "AFFILIATE" means a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with a Party to this Agreement. For such purposes, "control," "controlled by" and "under common control with" shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock or partnership interest, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting shares shall in any event be deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control.

         1.2 "AGREED CAPACITY LEVELS" shall have the meaning set forth in Section 2.1(c)(iv).

         1.3      "[**]" shall have the meaning set forth in Section
2.1(c)(viii).

         1.4 "APPLICABLE REGULATIONS" means all statutes, laws and regulations applicable to the manufacture and testing of pharmaceutical materials and/or medical devices in effect at a particular time and promulgated by the United States Food and Drug Administration ("FDA") and any foreign agency or authority equivalent to the FDA, including without limitation current good manufacturing practices ("cGMP") and quality system regulations ("QSR"), ISO 9002 and EN46002, and any successor or replacement statutes, laws and regulations.

         1.5      "BASE UNIT" means the base unit portion of the Device.

         1.6 "BUSINESS DAY" means Monday through Friday, and excluding holidays for the applicable Party, provided that each Party shall provide the other Parties with a written schedule of its holidays in order for those dates to be excluded from the definition of Business Day.

         1.7 "CHAMBER" means that component of a Device that captures the drug cloud.

         1.8 "COMMERCIAL LAUNCH" means the date on which Devices, Base Units, Transjectors or Chambers are first shipped by a Pharmaceutical Collaborator in commercial quantities for commercial sale to unaffiliated third parties.

         1.9 "DEVICE" means any pulmonary device [**] and consisting of a Base Unit, Transjector and Chamber.

         1.10 "DEVICE MASTER RECORD" or "DMR" means the compilation of the records containing the procedures and specifications for a Device, Base Unit, Transjector and Chamber. The DMR includes, but is not limited to drawings, CAD files, batch records, manufacturing procedures, test protocols and procedures and inspection protocols and procedures. The DMR may be amended from time to time as provided in Section 3.6.

         1.11     [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[**]

         1.12 "ENVIRONMENTAL LAW" means any statute, ordinance, rule, regulation, code, order, judgment, decree or injunction relating to the protection of the environment, occupational safety and health, or human exposure to, or the use, storage, recycling, treatment, generation, labeling, protection, release or disposal of, Hazardous Materials, and that applies to activities contemplated by this Agreement in the place where such activities are carried out.

         1.13 "FILLED DRUG" means Processed Drug that has been filled into blister packs and sealed.

         1.14     [**]

         1.15 "HAZARDOUS MATERIALS" means all materials regulated by law as capable of causing harm or injury to human health or the environment, including, without limitation, (a) hazardous substances as defined at 42 U.S.C. Section 9601(14), (b) friable asbestos-containing material or polychlorinated biphenyls, (c) medical waste within the meaning of 40 CFR
Part 259, (d) materials designated as carcinogens or reproductive toxicants by the International Agreement for Research on Cancer, National Toxicology Program, Environmental Protection Agency, Occupational Safety and Health Administration ("OSHA") or National Institute for Occupational Safety and Health, (e) highly toxic materials as defined by OSHA at 29 CFR 1910.1200, and (f) radioactive materials.

         1.16 "IMPROVEMENTS" means any improvements, enhancements or modifications to the Devices, Base Units, Transjectors or Chambers that may be developed, conceived or made by INHALE and/or either CM during the term of this Agreement.

         1.17 "INFORMATION" means techniques and data relating to the manufacture of the Devices, Base Units, Transjectors or Chambers including, but not limited to, ideas (including patentable inventions), inventions, practices, methods, knowledge, know-how, trade secrets, skill, experience, documents, apparatus, equipment and associated designs, clinical and regulatory strategies, test data, including pharmacological, toxicological and clinical test data, analytical and quality control data, manufacturing and manufacturing processes, patent and legal data, occupational health and safety data and materials (including, but not limited to, material safety data sheets, occupational exposure limits, and complaints of adverse reaction associated with exposure to bulk, Processed, or Filled Drug), environmental fate or effect data, analyses, or assessments, and descriptions and chemical formulations, compositions of matter, product samples and assays.

         1.18 "INHALE KNOW-HOW" means all Information that is (a) owned or Controlled by INHALE at any time during the Term (including, without limitation, any

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Improvements) and (b) useful or necessary to manufacture the Devices, Base
Units, Transjectors or Chambers. INHALE Know-how does not include INHALE Patent Rights. As used in this Agreement, "Controlled" means the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any third party.

         1.19 "INHALE PATENT RIGHTS" means the rights granted by any governmental authority under (a) the Patents listed on Exhibit B, (b) any Patents that issue from the Patent Applications listed on Exhibit B, and
(c) any other Patent that covers a method, apparatus, material or manufacture necessary or useful to manufacture the Devices, Base Units, Transjectors or Chambers, which Patent is owned or Controlled by INHALE and covers an invention made before or during the Term (including, without limitation, any Improvements).

         1.20 "MANUFACTURING PROCESS" means a production, assembly, test or inspection process by which the physical shape, performance, property or functioning of a Device, Base Unit, Transjector or Chamber is modified, improved or enhanced.

         1.21 "MANUFACTURING REQUIREMENTS" means the manufacturing requirements for the Devices, Base Units, Transjectors or Chambers, attached hereto as Exhibit C and as amended from time to time as provided in
Section 3.3.

         1.22 "MANUFACTURING SYSTEMS" means the integrated processes of information systems, personnel, organizational structure and information flow, used by a CM in the manufacture of a Device, Base Unit, Transjector or Chamber.

         1.23 "NDA OR EQUIVALENT" means (a) the single application or set of applications for approval to make and sell commercially a Device, Base Unit, Transjector or Chamber, filed by INHALE or any of its Pharmaceutical Collaborators with the FDA or any successor agency having the administrative authority to regulate the approval for marketing of new human pharmaceutical or biological therapeutic products, delivery systems and devices in the United States, and (b) any application or notification comparable to those set forth in (a) filed by INHALE or any of its Pharmaceutical Collaborators in a country other than the United States with regulatory authorities having jurisdiction comparable to that of the FDA.

         1.24 "PATENT" means (a) valid and enforceable Letters Patent and utility models including any extension, registration, confirmation, reissue, re-examination or renewal thereof and (b) to the extent valid and enforceable rights are granted by a governmental authority thereunder, a Patent Application.

         1.25 "PATENT APPLICATION" means an application or provisional patent application for Letters Patent.

         1.26 "PHARMACEUTICAL COLLABORATORS" means any third party and its affiliated companies that have entered into a collaborative agreement with INHALE for the

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manufacture and sale of the Devices, Base Units, Transjectors and Chambers for use with particular Processed Drugs.

         1.27 "PROCESSED DRUG" means the dry powder formulation of the applicable pharmaceutical product to be delivered by the Devices.

         1.28 "PRODUCTS" means, singly and collectively, Processed Drug, Filled Drug, and any and all Devices, Base Units, Transjectors or Chambers.

         1.29 "REGULATORY APPROVAL" means, as applicable, (a) approval by the FDA of an NDA or equivalent and satisfaction of related applicable FDA registration and notification requirements (if any) and, in any country other than the United States, approval by regulatory authorities having jurisdiction over such country of an NDA or equivalent, filed by INHALE or one or more Pharmaceutical Collaborator(s) together with any other approval, certification and/or registration necessary to make and sell in the United States or in such country both Filled Drug and a compatible Device, including, where applicable, satisfactory labeling and pricing approval, and, if necessary for commercialization of Products, governmental or third party reimbursement approval and/or inclusion of such Filled Drug and Device on any governmental formularies effective in the United States or in such country, and/or (b) the approval of any amendment to any approval described in item
(a), or any notification to or registration with the FDA or such other regulatory authorities, relating to the qualification of a manufacturing facility for the purpose of the manufacture at such facility of Processed Drug, Filled Drug and/or Devices as contemplated by this Agreement.

         1.30     "TERM" means the term of this Agreement as set forth in
Section 14.1.

         1.31 "TOOLING" means any molds or dies for fabrication of plastic parts for Devices, Base Units, Transjectors and Chambers.

         1.32 "TRADEMARKS" means those trademarks, trade names and logos of INHALE or its Pharmaceutical Collaborators from time to time specified in writing to the CMs.

         1.33 "TRANSJECTOR" means that component of the Device that disperses Processed Drug.

                                    ARTICLE 2
                           MANAGEMENT OF COLLABORATION

         2.1      STEERING  COMMITTEE.

                  (a) ESTABLISHMENT OF STEERING COMMITTEE. Following the Effective Date, the CMs and INHALE shall promptly organize a steering committee (the "Steering Committee"), with three (3) members from each Party. One member from INHALE will be selected by INHALE to be chairperson of the Steering Committee. A quorum of the

Steering Committee shall be two (2) members of each Party. All decisions of the Steering Committee must be made on a unanimous basis.

                  (b) STEERING COMMITTEE MEETINGS. The Steering Committee shall hold regular quarterly meetings. Consultants and non-Steering Committee member employees of the Parties may attend meetings of the Steering Committee as non-voting observers as required to further the manufacture of the Devices (who may be excused as necessary). INHALE shall be entitled to invite representatives of the Pharmaceutical Collaborators to sit in on Steering Committee meetings as non-voting observers. The Steering Committee meetings will alternate between INHALE's designated facility and the CMs' facilities (or such other location as the Steering Committee may decide). Minutes of all such meetings will be prepared. Responsibility for the minutes will alternate between the Parties attending, INHALE being responsible for the minutes of the first meeting, but minutes will not become official until agreed upon by all of the members.[**]

                  (c) RESPONSIBILITIES. The Steering Committee shall perform the following functions:

                  (i) manage the final process development and monitor the technology transfer process set forth in Section 3.5 and the initial implementation of manufacturing processes and assembly operations pursuant to the Manufacturing Requirements;

                  (ii) review and monitor the on-going manufacture and overall quality of the Devices, Base Units, Transjectors and Chambers including without limitation the tracking and reporting of trends and metrics relating to the manufacture of the Devices, Base Units, Transjectors and Chambers and discuss and address operational issues arising under this Agreement;

                  (iii) monitor marketing data for the Devices, Base Units, Transjectors and Chambers including without limitation, reviewing on a quarterly basis any long-term marketing data then available to INHALE or the CMs (the Parties acknowledge that [**] month marketing data will be made available whenever possible);

                  (iv) determine manufacturing capacity levels (the "Agreed Capacity Levels") in accordance with Manufacturing Requirements and consistent with any long-term marketing data then available to INHALE and the CMs, and review and revise the Capital Plan (as defined in Section 3.1) consistent with such Agreed Capacity Levels, as provided in Section 3.1 and determine the allocation of INHALE's requirements between the CMs, as provided in Section 4.2;

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  (v) ensure that any changes to the Agreed Capacity Levels [**] are subject to unanimous approval of the Steering Committee, and that [**](the Parties acknowledge that additional capital investments are subject to each Party's internal capital approval process);

                  (vi) discuss changes in the DMR and Manufacturing Requirements, and discuss and approve any changes to the manufacturing process (including without limitation any deviations from such manufacturing process as provided in Section 3.4);

                  (vii) [**]

                  (viii) [**]; and

                  (ix) review and resolve disputes regarding the manufacture hereunder (excluding disputes relating to the interpretation of this Agreement), and if the Steering Committee is unable to resolve the dispute within [**] after receipt of a request from any Party to resolve a dispute, it shall be determined in accordance with Section 2.2.

                  (d) WORKING GROUPS. The Steering Committee may designate working groups to address specific issues arising under the Agreement regarding the process of manufacturing hereunder. Initial working groups will be the quality and regulatory working group, tooling working group and assembly processes working group. The working groups will meet as agreed by the Parties, will report to their respective plant managers or heads of manufacturing, as the case may be, and will be responsible to the Steering Committee.

         2.2 STEERING COMMITTEE DISPUTES. If the Steering Committee is unable to resolve a dispute described in Section 2.1(c)(ix) within [**] of being requested by a Party to resolve such a dispute, it will be decided as follows: [**] The Parties shall use good faith efforts to resolve mutually and amicably all other such

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

disputes, and if the Parties are unable to do so, any Party may refer such dispute to an independent third party, with experience or expertise in the field of drug delivery device manufacturing, and reasonably acceptable to the other Parties, for determination consistent with standards then prevailing in the drug delivery device manufacturing field for products that are regulated in a similar manner to the Products. The Parties shall bear equally the costs and expenses of such third party. Such determination shall be binding upon the Parties.

         2.3 COOPERATION WITH PHARMACEUTICAL COLLABORATORS. The CMs acknowledge that INHALE intends to resell all or a substantial portion of the Devices, Base Units, Transjectors and Chambers to its Pharmaceutical Collaborators, and, as such, that such Pharmaceutical Collaborators may desire from time to time to obtain information regarding, or to observe, the manufacture hereunder. Upon reasonable request from INHALE, the CMs will provide to INHALE's Pharmaceutical Collaborators reasonable cooperation and access during regular business hours to their facilities and records, with respect to the manufacture and supply hereunder; provided that an authorized representative of INHALE is present for any such site visits. In addition, INHALE will use reasonable efforts to have a representative of each CM invited to participate in regularly scheduled meetings of its steering committees with its Pharmaceutical Collaborators to discuss the market for the Devices, Base Units, Transjectors and Chambers.

                                    ARTICLE 3
                      CAPITAL PLAN, PROCESS DEVELOPMENT AND
                               TECHNOLOGY TRANSFER

         3.1 CAPITAL PLAN. Capital expenditures will be incurred in accordance with the capital plan (the "CAPITAL PLAN") attached hereto as Exhibit D. [**]

         3.2 [**]. The Parties acknowledge that the CMs will incur capital expenses in accordance with the Capital Plan in order to meet the Agreed Capacity Levels, as determined by the Steering Committee pursuant to
Section 2.1(c)(iv). The Parties further acknowledge that the CMs may incur such capital expenses at different rates and in different amounts, depending upon the availability to each CM of existing facilities and equipment and other factors. In order to provide the CMs with some assurance with respect to such capital investments, the Parties agree to implement the following mechanism:

                  [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  [**]

                  [**]

                  [**]

                  [**]

         3.3      MANUFACTURING REQUIREMENTS.

                  (a) INHALE shall establish, and may amend from time to time in writing, the Manufacturing Requirements for the Devices, Base Units, Transjectors and Chambers. Each CM shall implement the then current Manufacturing Requirements in accordance with their terms, and each CM shall periodically report to INHALE on its performance under such Manufacturing Requirements. Each CM shall agree to any changes in the Manufacturing Requirements so long as they (a) are required by the Regulatory Approvals or the Applicable Regulations or (b) are compatible with the scope

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

of such CM's overall business, and if not, the Parties shall discuss such changes to the Manufacturing Requirements in good faith. INHALE shall allow the CMs a commercially reasonable period of time to implement changes to the Manufacturing Requirements. The CMs agree to implement such changes in an expeditious and commercially prudent manner. [**] Any changes in the Manufacturing Requirements hereunder shall also be subject to the change control procedures set forth in Section 3.9.

                  (b) INHALE acknowledges that the Manufacturing Requirements are determined by INHALE and transferred to each CM, [**] a Device, Base Unit, Transjector or Chamber that is not manufactured in accordance with the Manufacturing Requirements, it shall promptly notify INHALE thereof and the CMs shall cooperate with INHALE in trying to resolve such issue.

         3.4 PROCESS DEVELOPMENT. To minimize variations in quality and performance of Devices, Base Units, Transjectors and Chambers, the CMs will manufacture the foregoing under a consistent and coordinated manufacturing process. The materials, Tooling, testing and production processes and equipment will be identical at the facilities of each CM; provided that, subject to the terms of this Agreement and the Manufacturing Requirements, and subject to the Applicable Regulations, (a) where it is impractical or infeasible to maintain the foregoing as identical, any deviation shall be subject to the applicable CM providing written justification to the Steering Committee and the Steering Committee providing written approval of such deviation, and (b) each CM may (i) implement its own Manufacturing Systems and (ii) maintain such production schedules as appropriate to meet its obligations hereunder. To capitalize on each CM's unique competencies and expertise, the CMs will divide process development responsibility, with Bespak [**] and Tech Group [**]. Each CM's responsibilities for process development are

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

described in detail in the Manufacturing Requirements. The CMs shall also collaborate with each other to complete development and implementation of the manufacturing process for the Devices, Base Units, Transjectors and Chambers. Both CMs will mold and assemble the Devices, Base Units, Transjectors and Chambers.

         3.5      TRANSFER.

                  (a) The initial technology transfer from INHALE to the CMs will occur prior to the Effective Date. From time to time thereafter and consistent with the licenses granted hereunder, INHALE shall provide to the CMs (a) all documentation, information and other materials embodying the INHALE Patent Rights and INHALE Know-How, as may be reasonably necessary for the CMs to manufacture the Devices, Base Units, Transjectors and Chambers as contemplated herein, and (b) reasonable assistance in transferring such technology and materials to the CMs, including providing reasonable access to INHALE engineers.

                  (b) From time to time during the Term of this Agreement, and consistent with the licenses granted hereunder and Applicable Regulations, the CMs shall provide to each other and to INHALE (a) all documentation, information and other materials embodying any Improvements or Device Manufacturing Inventions (as defined in Section 7.4(d)), as may be reasonably necessary for the CMs or INHALE to manufacture the Devices or exercise their respective rights as contemplated herein, and (b) reasonable assistance in transferring such technology and materials to the other CM and to INHALE, including providing reasonable access to the transferring CM's engineers. Notwithstanding the foregoing, the Parties acknowledge and agree that the CMs shall not be required to disclose to each other their respective Manufacturing Systems.

         3.6      DEVICE MASTER RECORD.

                  (a) INHALE shall establish, and may amend from time to time in writing, the DMR for the Devices, Base Units, Transjectors and Chambers. Each CM shall manufacture the Devices, Base Units, Transjectors and Chambers according to the then current DMR, and each CM shall periodically report to INHALE on its performance. The Parties acknowledge that there may be [**], and that [**] Each CM shall agree to any changes in the DMR so long as they
(a) are required by the Regulatory Approvals or the Applicable Regulations or
(b) are compatible with the scope of such CM's overall business, and if not, the Parties shall discuss such changes to the DMR in good faith. INHALE shall allow the CMs a commercially reasonable period of time to implement changes to the DMR. The CMs agree to implement such changes in an expeditious and commercially prudent manner. [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[**] Any changes to the DMR shall also be subject to the change control procedure set forth in Section 3.9.

                  (b) INHALE acknowledges that the DMR is generated by INHALE and transferred to each CM, [**] a Device, Base Unit, Transjector or Chamber that does not conform to the DMR, it shall promptly notify INHALE thereof and shall cooperate with INHALE in trying to resolve such issue.

         3.7 PACKAGING SPECIFICATIONS. The packaging specifications shall be included in the DMR. Each CM shall package the Devices, Base Units, Transjectors or Chambers in accordance with the then current DMR, and each CM shall periodically report to INHALE on its performance under the DMR. If INHALE orders packaging for the Devices, Base Units, Transjectors or Chambers, such items shall be packaged in accordance with the then current packaging specifications. INHALE will determine the wording and trade dress for the packaging and labeling content for such items including, without limitation, the use of any trademark of INHALE or any of its Pharmaceutical Collaborators.

         3.8      LAUNCH DELAY.

                  (a) The Parties shall allocate costs associated with launch delays as provided herein. A "Launch Delay" shall be deemed to have occurred if INHALE does not place an order for Devices, Transjectors and Chambers consistent with Section 4.4(b) by [**] A Launch Delay shall be deemed to commence at the time specified in the previous sentence and to continue until [**] The Parties acknowledge that there could be multiple Launch Delays during the Term of this Agreement.

                  (b) The CMs shall use commercially reasonable efforts to minimize costs associated with delay (including, for example, rescheduling delivery or installation of equipment without fee or with minimum fee, deleting additional hires or the purchase of additional material, or using their personnel on other projects where possible). In

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

addition, at INHALE's request, the CMs shall continue to manufacture Devices, Base Units, Transjectors and Chambers at levels requested by INHALE (subject to the Agreed Capacity Levels) for inventory to be held by INHALE and/or its Pharmaceutical Collaborators or for other purposes.

                  (c)      Costs of a Launch Delay shall be borne as follows:

                           [**]

                           [**]

                           [**]

         3.9 CONTINUOUS IMPROVEMENT, CHANGE CONTROL PROCEDURES. The Parties acknowledge that testing and inspection methods and manufacturing processes may need to be refined and modified as INHALE, its Pharmaceutical Collaborators and the CMs gain experience with the manufacture, testing and use of the Devices and Products. Accordingly, the Parties shall mutually agree on a change control procedure within [**] of the Effective Date. In addition, the Parties agree to undertake a proactive

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

program of developing and implementing improvements to the manufacturing processes for the Devices, Base Units, Transjectors and Chambers, and the Parties shall jointly define such a continuous improvement program, [**], to provide a mechanism for the Steering Committee to evaluate, approve and implement mutually agreed improvements in the manufacturing processes for the Devices, Base Units, Transjectors and Chambers.

         3.10     ADDITIONAL PRODUCTS AND ADDITIONAL DEVELOPMENT.

                  (a) The Parties intend that if INHALE desires to have the CMs manufacture additional pulmonary delivery device products for it, this Agreement will serve as a master manufacturing and supply agreement, which may be used to cover the terms for manufacture and supply of additional pulmonary delivery device products, including, for example, future generations of the Devices. If INHALE so desires, it may also enter into one or more development agreements with Bespak and/or Tech Group to develop such additional products. The Parties acknowledge that any agreements for the development or manufacture of additional pulmonary devices will require the consent of each Party that elects to become a party to any such agreement.

                  (b) The Parties acknowledge and agree that if INHALE desires to have one or both of the CMs develop any evolutionary or revolutionary changes to the Devices, Base Units, Transjectors or Chambers, such development program or programs will be subject to a separate written development agreement, [**], to be mutually agreed by INHALE and the applicable CM(s).

                                    ARTICLE 4
                         PURCHASE AND SUPPLY OF DEVICES

         4.1      EXCLUSIVE SUPPLY.

                  (a) During the Term of this Agreement, except as expressly provided herein, INHALE shall not enter into any agreement with any third party for the manufacture of Devices, Base Units, Transjectors or Chambers, nor shall it directly manufacture the foregoing itself.

                  (b) At any time during the Term of this Agreement, INHALE shall be entitled to manufacture Devices, Base Units, Transjectors and Chambers for clinical trials and other development purposes. Nothing herein shall be deemed to restrict INHALE's rights to develop the Devices, Base Units, Transjectors or Chambers or similar devices.

         4.2      PURCHASE AND SUPPLY.

                  (a) Subject to the terms and conditions of this Agreement, INHALE agrees to purchase, and each CM agrees to supply to INHALE, [**] of


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

INHALE's requirements for packaged Devices, Base Units, Transjectors and Chambers (by volume) based on the then current forecasts and orders submitted pursuant to Section 4.4(a) and (b), up to the levels set forth in the forecast [**] attached hereto as Exhibit E for the Term of this Agreement. The parties further acknowledge and agree that [**] The applicable percentage of INHALE's requirements that each CM is, from time to time, obligated and entitled to manufacture hereunder shall be referred to as such CM's "Allocation."

                  (b) The CMs will cooperate to minimize shortages or delays by providing components of Devices, Base Units, Transjectors and Chambers to each other at agreed-upon prices, in the event of any shortfall, to the extent reasonably feasible without jeopardizing the providing CM's ability to meet its own supply commitments to INHALE. In addition, if a CM fails to supply its Allocation of INHALE's requirements by [**], subject to agreement by the other CM, INHALE shall have the right to reduce such CM's right and obligation to supply by [**] by providing written notice of such reduction to the applicable CM no later than [**] in which the shortfall occurred, and such reduction shall be effective on the first day of the month following the date of the CM's receipt of such notice. The other CM's right and obligation to supply shall thereafter be increased by [**]; provided, however that if, within [**] of such shortfall, the non-performing CM demonstrates and documents its ability to supply its full Allocation of INHALE's requirements, such non-performing CM shall be entitled and obligated to supply such Allocation of INHALE's requirements effective on [**] (or at INHALE's discretion, such earlier date as INHALE may deem appropriate). If the other CM is unwilling or unable to supply such shortfall, INHALE shall be entitled to enter into an agreement with a third party or manufacture itself such additional quantities of Devices, Base Units, Transjectors and Chambers.

                  (c) Furthermore, if INHALE desires to have manufactured an improvement or option for, or variation of, the Devices, Transjectors or Chambers, of which its annual purchases are not anticipated to exceed [**] of Devices, [**] of Transjectors, or [**] of Chambers, INHALE may designate one of the CMs as the sole supplier of such improvement, option or variation. If one CM supplies all of INHALE's requirements of such Devices, Transjectors or Chambers, the Parties shall reallocate the overall volume of Devices, Transjectors and Chambers (including the volumes of Devices, Transjectors and Chambers set forth in this Section 4.2(c)) between the CMs such that each CM shall continue to have the right and obligation to manufacture and supply its then current Allocation of such overall volume.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         4.3 SCALE-UP. The CMs shall initially scale-up the Facilities (as defined in Section 6.2) and equipment based on an initial scale-up level determined by the Steering Committee. Unless delayed as a result of an action (or inaction) by INHALE, [**]; provided any changes to the DMR or Manufacturing Requirements made after the Effective Date may affect the scale-up date, and the Parties agree to monitor such potential delays through the change control procedure set forth in Section 3.9. [**] Thereafter, the CMs shall scale-up additional capacity to meet the Agreed Capacity Levels.

         4.4      FORECASTS AND ORDERS.

                  (a) PRODUCTION FORECASTS. INHALE shall provide the CMs with rolling [**] production forecasts of its anticipated purchases of Devices, Base Units, Transjectors and Chambers. Such production forecasts shall not require Devices, Base Units, Transjectors or Chambers to be manufactured in amounts in excess of the Agreed Capacity Levels. The first of these production forecasts will be provided no less than [**] and will state the quantities of Devices, Base Units, Transjectors and Chambers that INHALE expects to be delivered during the calendar quarter in which the anticipated first delivery of Devices, Base Units, Transjectors and Chambers will occur. Each production forecast will be dated and production forecasts will thereafter be updated on a quarterly basis not later than [**]. Each subsequent production forecast will state the quantities of Devices, Base Units, Transjectors and Chambers that INHALE expects to be delivered in each of the [**] calendar [**] beginning, [**] The production forecast for deliveries occurring in the calendar quarter beginning [**] shall be binding and shall provide for quantities [**] of the quantities contained in the production forecast for such quarter given one quarter earlier. The production forecast for deliveries occurring in the [**] calendar
[**] shall be non-binding. The Parties recognize that such production forecasts may change over time based on commercial and regulatory developments and other factors. In this connection, the CMs agree to work with INHALE and its Pharmaceutical Collaborators to reduce, as reasonably practicable, their financial exposure relative to changes in such production forecasts. Such cooperation will be consistent with the CMs' obligations under Section 4.9 hereof. In the event it is not reasonably practicable for the CMs to reduce their financial exposure with respect to changes in any binding production forecast, nothing in this Section 4.9 shall relieve INHALE of its obligations with respect to any binding purchase order.

                  (b) ORDERS FOR DEVICES. No later than [**] before each calendar quarter, INHALE shall provide each CM with a firm purchase order or orders specifying the quantities of Devices, Base Units, Transjectors and Chambers in each case

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

desired for delivery during each month of such calendar quarter. Each such firm purchase order shall provide for quantities for delivery in such quarter that are no less than the quantities contained in the binding production forecast. Such orders shall not require Devices, Base Units, Transjectors or Chambers to be manufactured in amounts in excess of the Agreed Capacity Levels. Orders shall call for shipment no less than [**] from the date thereof. The CMs will accept any purchase order for Devices, Base Units, Transjectors and Chambers that does not exceed the applicable maximum provided for in the most recent forecast for that quarter and will use commercially reasonable efforts to accept any purchase orders for amounts in excess of such maximum. If a CM agrees to supply amounts in excess of such maximum, such amounts shall not count against either CM's right to supply its Allocation of INHALE's requirements for the Devices, Base Units, Transjectors and Chambers. The parties anticipate that the initial order will be placed in accordance with Section 3.8(a).

                  (c) REGULATORY APPROVAL. Notwithstanding anything to the contrary herein, INHALE shall not be obligated to place any orders for Devices, Base Units, Transjectors and Chambers prior to receipt of Regulatory Approval thereof and INHALE shall have the right to amend reasonably its forecasts and purchase orders in the event of unexpected delays in such Regulatory Approval. [**]

                  (d) PURCHASE ORDER FORMS. INHALE shall be entitled to use its own form of purchase order or to pass through to the CMs the purchase order forms submitted by its Pharmaceutical Collaborators to INHALE; provided, however, that any terms of such purchase orders that conflict with or are in addition to the terms of this Agreement shall not apply unless the Parties otherwise agree in writing.

         4.5 PRODUCT TESTING. The CMs will test each shipment of Devices, Base Units, Transjectors and Chambers supplied to INHALE or its designee under this Agreement for conformance to the Manufacturing Requirements in accordance with the procedures set forth therein. The CMs shall include with each shipment of Devices, Base Units, Transjectors and Chambers written confirmation of such conformance. Such testing shall in no way limit INHALE's rights to inspect the Devices, Base Units, Transjectors and Chambers pursuant to Section 4.7 or its rights under the product warranty or of indemnification hereunder.

         4.6 SHIPMENT. [**], the CMs shall ship Devices, Base Units, Transjectors and Chambers ordered by INHALE on the requested shipment date. The CMs shall arrange for shipping as instructed by INHALE, which instructions may include separate and direct shipments to one or more Pharmaceutical Collaborators or third parties. Deliveries by Bespak shall be made F.O.B (U.C.C.) Bespak's facility in Milton Keynes, England and Tech Group's facility in Tempe, Arizona, as applicable, and shall be shipped to one or more addresses as directed by INHALE in writing. If requested by INHALE or its Pharmaceutical

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Collaborators, the CMs will insure any shipment against damage or loss at the expense of INHALE. Title and risk of loss to the Devices, Base Units, Transjectors and Chambers shall pass to INHALE (or its designee) upon delivery to the carrier. The CMs will invoice INHALE for freight and insurance upon shipment.

         4.7      ACCEPTANCE AND REJECTION.

                  (a) ACCEPTANCE TESTING. Any Devices, Base Units, Transjectors and Chambers manufactured hereunder shall be received by INHALE subject to inspection and performance testing of Devices, Base Units, Transjectors and Chambers by INHALE or its Pharmaceutical Collaborators in accordance with the testing protocol set forth in the DMR. INHALE may reject any Devices, Base Units, Transjectors or Chambers (or lot thereof) that do not meet the Manufacturing Requirements or otherwise comply with the warranties provided in Section 9. INHALE or its Pharmaceutical Collaborators shall retain a quantity of Devices, Base Units, Transjectors or Chambers when provided by the CMs hereunder sufficient to conduct such testing. INHALE shall be allowed a maximum of [**] from the date of receipt of any shipment for inspection and testing and provision of written notice to the applicable CM of rejection of a portion or all of that shipment. If INHALE does not deliver such written notice to the applicable CM within such [**] period, INHALE shall be deemed to have accepted the shipment. The acceptance (or non-rejection) of any Devices, Base Units, Transjectors or Chambers shall in no way limit INHALE's rights under the CMs' product warranty or for indemnification hereunder.

                  (b) REMEDY FOR REJECTED DEVICES. The applicable CM shall, at INHALE's election, replace rejected Devices, Base Units, Transjectors and Chambers free of any additional charge or reimburse or credit INHALE the purchase price, including freight and insurance (if the purchase price has actually been paid by INHALE) for Devices, Base Units, Transjectors and Chambers rejected by INHALE hereunder in accordance with Section 4.7(a). Rejected Devices, Base Units, Transjectors and Chambers shall be returned to the CM or disposed of at the CM's option. In the event of any destruction of nonconforming goods, INHALE shall, if requested by the CM, deliver to the CM an appropriate written confirmation of destruction. The costs of return or disposal shall be borne by the CM. Items rejected in accordance with Section 4.7(a) shall not be counted toward the applicable CM's obligation to supply its Allocation of INHALE's requirements [**] unless such CM provides conforming replacement Devices, Base Units, Transjectors and Chambers within [**] of receipt of INHALE's notice of rejection of such items pursuant to
Section 4.7(a).

         4.8      FAILURE TO SUPPLY.

                  (a) Notwithstanding Section 15.4 and subject to the Agreed Capacity Levels, if a CM (i) is unable to supply its full Allocation of INHALE's requirements [**], unless such failure results from an action or inaction by INHALE, (ii) has

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

declined or failed to implement any changes to the Manufacturing Requirements or DMR, or (iii) has declined or failed to add additional manufacturing capacity for the Devices, Base Units, Transjectors and Chambers, reasonably requested by INHALE and consistent with the long term marketing data reviewed by the Steering Committee pursuant to Section 2.1(c)(iii), [**]

                  (b) Notwithstanding Section 15.4 and subject to the Agreed Capacity Levels, if a CM (i) is not able to manufacture and supply its full Allocation of INHALE's requirements for Devices, Base Units, Transjectors and Chambers [**] unless such failure results from an action or inaction by INHALE, (ii) has declined or failed to implement any changes to the Manufacturing Requirements or DMR, or (iii) has declined or failed to add additional manufacturing capacity for the Devices, Base Units, Transjectors and Chambers, reasonably requested by INHALE and consistent with the long term marketing data reviewed by the Steering Committee pursuant to
Section 2.1(c)(iii), [**]

                  (c) [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[**] Such supply shall otherwise be subject to the terms and conditions of this Agreement.

                  (d) [**]), the defaulting CM shall meet the obligations in Sections 3.5(b) and 14.4(b) (to the extent it has not already done so) during the period set forth in Section 4.8(c), [**]

         4.9      [**]

                                    ARTICLE 5
                               PRICING AND PAYMENT

         5.1 PRICING. The prices for the Devices, Base Units, Transjectors and Chambers supplied to INHALE pursuant to this Agreement shall be determined in accordance with Exhibit A.

         5.2      INVOICING AND PAYMENT.

                  (a) TECH GROUP. All payments due hereunder to Tech Group shall be paid by INHALE in United States Dollars, and shall be paid in accordance with the terms set forth in Section 5.2(c).

                  (b) BESPAK. All payments due hereunder to Bespak shall be paid in United States Dollars, and shall be paid in accordance with the terms of Section 5.2(c). INHALE. The U.S. Dollar payment will be arrived at by converting the then current payment in British Pounds Sterling into U.S. Dollars [**] as set forth in Exhibit F.

                  (c) PAYMENT TERMS. Terms for all payments due hereunder shall be net [**]. Past due invoices will bear interest at the rate of [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[**].

         5.3      REIMBURSEMENT. [**]

                                    ARTICLE 6
                    MANUFACTURE AND MANUFACTURING FACILITIES

         6.1 MANUFACTURE. The CMs will manufacture and supply Devices, Base Units, Transjectors and Chambers in sufficient quantities to meet INHALE's orders submitted pursuant to Section 4.4(b).

         6.2 MANUFACTURING FACILITIES, CAPACITY. Bespak and Tech Group shall manufacture the Devices in such facilities specified in the Manufacturing Requirements and sufficient to meet the Agreed Capacity Levels, at their respective manufacturing facilities in Milton Keynes, England and Tempe, Arizona (the "Facilities"), during the term of the Agreement as contemplated herein. [**] The Parties shall mutually agree on the scope and timing of any transfer of manufacturing hereunder to such other facilities.

         6.3 RECONCILIATION AND TRACEABILITY SYSTEM, RECORDKEEPING. The CMs shall implement a manufacturing system capable of reconciliation (inputs and outputs) and traceability, reasonably acceptable to INHALE and, upon request, shall provide INHALE with access to such system for the purposes of conducting audits and implementing recalls, and for other purposes consistent with this Agreement. In addition, the CMs shall maintain adequate records of the manufacture of Devices, Base Units, Transjectors and Chambers to establish compliance with regulatory requirements with respect to such manufacture. The CMs shall permit INHALE and its Pharmaceutical Collaborators on reasonable notice to review and obtain copies of such records in order to confirm such compliance.

         6.4      MANUFACTURING AUDITS AND INSPECTIONS.

                  (a) AUDIT RIGHT. INHALE or its designee (which designee shall be reasonably acceptable to the CMs) shall have the right, upon [**] notice to the CMs and during regular business hours, to inspect and audit the facilities

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

being used by the CMs (or its third party suppliers) for production and storage of Devices, Base Units, Transjectors and Chambers to assure compliance by the CMs (or its third party suppliers) with (i) all Applicable Regulations, (ii) any quality assurance requirements set forth in the DMR, and (iii) the terms and provisions of this Agreement. Such audits shall be restricted to areas of each CM's facilities in which the Devices, Base Units, Transjectors and Chambers are manufactured, packaged or stored, and may occur on a monthly basis. INHALE shall provide the applicable CM with a written report of any material deficiencies found in the course of such audit. The applicable CM shall, within [**] of receipt of such report, remedy or cause the remedy of any material deficiencies described on such report and agreed in writing by such CM or, if any such deficiencies can not reasonably be remedied within such [**] period, present to INHALE a written plan to remedy such deficiencies as soon as possible; and the failure by such CM to remedy or cause the remedy of any such material deficiencies within such [**] period or to present such a plan within such [**] period and then use commercially reasonable efforts to remedy or cause the remedy of such deficiencies in accordance with such written plan, as the case may be, shall be deemed a material breach of this Agreement.

                  (b) CONTINUING OBLIGATIONS. The CMs acknowledge that the provisions of this Section 6.4 granting INHALE certain audit rights shall in no way relieve the CMs of any of its obligations under this Agreement, nor shall such provisions require INHALE to conduct any such audits.

         6.5 NO SUBCONTRACTING. Except to the extent provided in the Manufacturing Requirements or as otherwise agreed by the Steering Committee, the CMs shall not be entitled to subcontract any of the manufacture, testing or inspection of the Devices, Base Units, Transjectors or Chambers or any component thereof.

         6.6 ACCESS TO MANUFACTURING FACILITIES. INHALE shall be entitled to have access to the Facilities where the Devices, Base Units, Transjectors and Chambers are manufactured, packaged or stored during normal business hours and upon reasonable notice to the CMs, for the purposes of observing the manufacture of the foregoing. In addition, INHALE shall have the right, but not the obligation, to provide one or more manufacturing or quality engineers to observe the manufacture of the foregoing at the Facilities; and each CM agrees to provide reasonable office space, telephone and other customary office services to such personnel. [**]

                                    ARTICLE 7
                           MANUFACTURING LICENSES AND
                              INTELLECTUAL PROPERTY

         7.1 MANUFACTURING LICENSE TO CMS. Subject to the terms and conditions of this Agreement, INHALE hereby grants each CM an exclusive (except as to the other CM), nontransferable and royalty-free license, without right of sublicense, under the INHALE Patent Rights and the INHALE Know-How, to make Devices, Base Units,

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

Transjectors and Chambers for the sole purpose of reselling the foregoing to INHALE or its designee as contemplated herein.

         7.2 TRADEMARK LICENSE. INHALE hereby grants to each CM a non-exclusive, nontransferable and royalty-free license, without right of sublicense, to use the Trademarks, for the sole purpose of affixing such Trademarks to the Devices, Base Units, Transjectors and Chambers in accordance with the DMR. Such use of the Trademarks shall be subject to review and approval by INHALE or its Pharmaceutical Collaborators. Neither CM shall adopt, use or register any words, phrases or symbols or logos that are identical to or confusingly similar to the Trademarks.

         7.3 OWNERSHIP OF PREEXISTING TECHNOLOGY. Subject only to those rights and licenses granted expressly hereunder, each Party shall retain all right, title and interest in and to any Patents or Know-How owned or controlled by such Party prior to the Effective Date.

         7.4      OWNERSHIP OF DEVELOPED TECHNOLOGY.

                   (a) The Parties intend that the Devices, Base Units, Transjectors and Chambers be manufactured on a coordinated and consistent basis, and that the manufacturing processes therefor may be refined and changed during the term of this Agreement. The Parties anticipate that during the course of process development and/or manufacturing Devices, Base Units, Transjectors and Chambers hereunder, the Parties will collaborate with each other and may develop, solely or jointly with another Party, inventions and discoveries in both the Devices, Base Units, Transjectors and Chambers themselves and the manufacturing processes therefor. The Parties therefore agree to allocate the intellectual property rights arising hereunder as provided in this Section 7.4.

                  (b) [**]

                  (c) [**].

                  (d) [**].

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[**]

         7.5 DISCLOSURE OF DEVELOPED TECHNOLOGY. The Parties shall adopt, within [**] of the Effective Date, a mutually agreeable procedure for logging and disclosing to INHALE all Improvements and Device Manufacturing Inventions developed by them. Each Party shall also give the other Parties or their designees all such assistance as is reasonably required to transfer, document, otherwise obtain, maintain, enforce and perfect the rights set forth in this Article 7, including, without limitation, the execution of written assignments and other documentation.

                                    ARTICLE 8
                               REGULATORY MATTERS

         8.1      RECALLS; ADVERSE EVENT REPORTING; COMPLAINTS.

                  (a) RECALLS.

                      (i)   In the  event  INHALE  or any of its
Pharmaceutical Collaborators is required (or voluntarily decides) to initiate a recall, product withdrawal or field correction of any Devices, Base Units, Transjectors or Chambers supplied by the CMs pursuant to this Agreement, whether or not such recall has been requested or ordered by any federal, state or foreign agency, INHALE shall give notice to the CMs and the CMs shall fully cooperate with INHALE or its Pharmaceutical Collaborators. Neither CM shall have the right to recall the Devices, Base Units, Transjectors or Chambers at any time unless required to do so by law or order of court.

                      (ii) If any recall, product withdrawal, or field correction is initiated because of a defect in any Devices, Base Units, Transjectors or Chambers arising from any breach by a CM of any warranty, representation or other material obligation contained in this Agreement or the negligence of a CM, then such CM will [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                      (iii) If any recall, product withdrawal or field correction is initiated, but Section 8.1(a)(ii) does not apply, the costs of such recall, product withdrawal or field correction, including the costs of any of the CMs' work in process affected by the recall, shall be borne by INHALE. If there are multiple causes of a recall, product withdrawal or field correction, including those set forth in Section 8.1(a)(ii), the Parties shall agree in good faith on an appropriate allocation of the costs of the foregoing in a manner consistent this Section 8.1(a).

                  (b) ADVERSE EVENT REPORTING. INHALE or its designee shall be responsible for all reporting to regulatory authorities of adverse drug and device experiences ("ADEs") associated with the use of Devices, Base Units, Transjectors or Chambers. The CMs agree to report to INHALE any information received by them with respect to ADEs relating to the Devices on timely basis, to the extent necessary to enable INHALE to meet its legal and regulatory obligations with respect to such ADEs. If a CM shall be subject to legal or regulatory reporting requirements concerning ADEs relating to the Devices, Base Units, Transjectors or Chambers, INHALE agrees that it shall report to such CM information received by INHALE with respect to such ADEs on a timely basis to the extent necessary to enable the CM to meet its legal and regulatory obligations with respect to such ADEs. INHALE shall also work with the CMs to establish a reasonable procedure to take account of the CMs' need to be advised of ADEs involving the Devices, Base Units, Transjectors and Chambers that could reasonably be foreseen to damage or adversely affect the CMs' reputation as developers of high quality drug delivery devices. Prior to Commercial Launch, the Parties shall establish a reasonable mutual protocol to set forth the specific measures that shall be taken to implement the foregoing. The reporting obligations under such protocol shall be subject to the confidentiality obligations each Party may have to third parties. From time to time during the Term of this Agreement, the Parties shall amend such protocol as necessary or appropriate to enable each Party to continue to meet its legal and regulatory responsibilities with respect to such ADEs. INHALE will furnish to the CMs, according to agreed procedures, quarterly summary reports on ADEs concerning the Devices, Base Units, Transjectors and Chambers.

                  (c) PRODUCT COMPLAINTS. INHALE shall have sole responsibility and authority to respond to any customer or other complaints with respect to the Products. Each CM shall promptly advise INHALE with full details if it receives any such complaints. The CMs shall provide reasonable cooperation and assistance to INHALE in responding to complaints with respect to the Products, including, if necessary, by carrying out appropriate investigations if any complaint relates to operations performed by a CM.
[**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         8.2      COMPLIANCE WITH LAWS AND REGULATIONS.

                  (a) APPLICABLE REGULATIONS. The CMs shall manufacture the Devices, Base Units, Transjectors and Chambers in accordance with the Applicable Regulations subject to the proviso set forth in Section 9.1. Each Party shall promptly notify the other of any new laws, regulations, rules or requirements of which it becomes aware that pertain to Devices, Base Units, Transjectors and Chambers, and shall confer with the other with respect to the best means to comply with such requirements.

                  (b) COMPLIANCE WITH LAWS AND REGULATIONS. With respect to its performance hereunder, the CMs shall obtain and comply in all material respects with all applicable permits, and comply in all material respects with all applicable present and future orders, regulations, requirements and laws of any governmental authority in addition to those specified in Section 8.2(a), including without limitation any of the same that apply to any Environmental Law.

                  (c) REGULATORY AUDITS. Each CM agrees to promptly notify INHALE of any FDA audit, or any audit by any other regulatory body, of its facilities used for the manufacture, storage or packaging of Devices, Base Units, Transjectors or Chambers, or any request for information from the FDA, or other regulatory body, related to the manufacture of Devices, as soon as practicable after it received notice of such audit or request. Each CM shall also promptly provide INHALE with a written report on the results of such audit or request for information, including without limitation, a copy of any report, request or demand issued by the FDA or other regulatory body. Failure to remedy any such deficiencies as required by the applicable regulatory body or a repeated pattern of such deficiencies shall constitute a material breach of this Agreement.

                                    ARTICLE 9
                                 DEVICE WARRANTY

         9.1 PRODUCT WARRANTY. Each CM hereby represents, warrants and covenants to INHALE that the Devices, Base Units, Transjectors and Chambers manufactured by it hereunder (a) shall meet and be manufactured in accordance with the applicable DMR and the Manufacturing Requirements therefor;
(b) shall be manufactured and packaged in accordance with the Applicable Regulations; (c) shall not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act of 1938, as amended, or constitute an article that may not be introduced into interstate commerce under the provisions of said Act; (d) shall be tested as provided in Section 4.5;
(e) shall be packaged and shipped in compliance herewith, including the DMR, and (f) shall be free and clear of any lien or encumbrance; provided however, that a CM will not be deemed to have breached the warranties set forth in
(b) and (c) above if the CM's compliance with the DMR or Manufacturing Requirements results in a violation of Applicable Regulations or the Federal Food Drug and Cosmetic Act of 1938. The warranty hereunder shall not extend to Devices, Base Units, Transjectors or Chambers that are defective as a result of mishandling during shipment or storage by INHALE or a third party or that are defective notwithstanding such CM's compliance with the DMR, Manufacturing Requirements, Regulatory Approvals and Applicable Regulations.

         9.2 REMEDIES. INHALE shall notify the applicable CMs in writing of any warranty claim hereunder. The defective Devices, Base Units, Transjectors and Chambers shall be returned to the applicable CM or destroyed, at the CM's option, and the CM shall, at INHALE's election, promptly replace the same free of any additional charge or reimburse or credit INHALE the purchase price, including freight and insurance (if the purchase price has actually been paid by INHALE) for the rejected goods. The costs of return or disposal shall be borne by the CM. Breach of any warranty hereunder by a CM shall be deemed a material breach of this Agreement, and shall be subject to the provisions of Section 14.3(a), in addition to any other remedies available to INHALE at law or in equity.

         9.3 WARRANTY DISCLAIMERS AND LIMITATIONS. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 9.1 AND 10.1 OF THIS AGREEMENT, THE CMS MAKE NO OTHER WARRANTIES WITH RESPECT TO THE DEVICES, BASE UNITS, TRANSJECTORS OR CHAMBERS, WHETHER EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF NON-INFRINGEMENT, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY OTHER IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES THROUGH COURSE OF DEALING OR USAGE OF TRADE.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES,
                             LIMITATION ON LIABILITY

         10.1 BY CMS. Each CM hereby represents, warrants and covenants to INHALE as follows:

                  (a) INTELLECTUAL PROPERTY. To the best of its knowledge, it has sufficient legal and/or beneficial title under its intellectual property rights necessary to manufacture and supply the Devices, Base Units, Transjectors and Chambers as contemplated herein. It is not aware of any communications alleging that it has violated or, by conducting its business as currently proposed under this Agreement, would violate any of the intellectual property rights of any other person or entity relating to the Devices, Base Units, Transjectors or Chambers. To the best of such CM's knowledge there is no material unauthorized use, infringement or misappropriation of any of these intellectual property rights. As used in this Section 10.1(a), the CM's intellectual property rights shall mean all Patents, copyrights, trademarks, trade secret rights and know-how rights owned or controlled by the CM necessary or useful to manufacture and supply the Devices, Base Units, Transjectors and Chambers as contemplated herein, including without limitation any of such CM's Sole and Joint Inventions.

                  (b) ASSIGNMENT AGREEMENTS. All of its employees, officers and consultants who have performed, or will be performing, any of its obligations under this Agreement have executed agreements (i) requiring, in the case of employees and officers, assignment to such CM of all inventions made during the course of and as a result of their association with the CM and (ii) obligating the individual to maintain as confidential the CM's Confidential Information (as defined in Section 12.1), as well as the Confidential Information of INHALE, the other CM or any third party which the CM may receive.

                  (c) YEAR 2000 COMPLIANCE. The systems and equipment used by such CM in manufacturing and supplying the Devices, Base Units, Transjectors and Chambers as contemplated herein (collectively "System") are Year 2000 Compliant. As used herein, the term "Year 2000 Compliant" means that the System will, in all material respects: (i) Continue to operate as contemplated herein on or after January 1, 2000; (ii) Function in such a manner as to allow the error-free recognition, processing and computation of dates before, during and after January 1, 2000 (which shall include the recognition of the calendar year 2000, and subsequent leap years, as leap years); (iii) Properly record, store, process, manage, specify and print any and all dates, including four digit dates (and data involving or based on four digit dates), falling on or after January 1, 2000, in the same manner, and with the same functionality, accuracy, data integrity and performance as it records, stores, processes, manages, specifies and prints calendar dates and date data (and data utilizing or based on that data) falling on or before December 31, 1999; and (iv) Function in such a manner as to allow the error-fee recognition, processing and computation of data consisting of, based on, or derived in any way from year dates within a single century or within multiple centuries without abnormally ending or generating incorrect values or results. The applicable CM will use commercially reasonable efforts to correct, without delay and at its own expense, any failure of the System to meet the warranty stated herein. If such CM fails to resolve such a warranty defect within fifteen (15) days after a request to correct a defect is made by INHALE, INHALE will have the right to terminate this Agreement with respect to such CM.

                  (d) THIRD PARTY YEAR 2000 COMPLIANCE. It has made reasonable inquiry into the Year 2000 Compliance of all third party products, equipment, systems, software, interfaces or other technology used by such CM in manufacturing and supplying the Devices, Base Units, Transjectors and Chambers hereunder and is reasonably satisfied that INHALE will not experience any loss as a result of the failure of such third party goods to be Year 2000 Compliant.

         10.2 BY INHALE. INHALE hereby represents and warrants to each CM as follows:

                  (a) INTELLECTUAL PROPERTY. To the best of its knowledge, it has sufficient legal and/or beneficial title under the INHALE Patent Rights and INHALE Know-How necessary to grant the licenses contained herein. It is not aware of any communications alleging that it has violated or, by conducting its business as currently proposed under this Agreement, would violate any of the intellectual property rights of any other person or entity relating to the Devices, Base Units, Transjectors and Chambers. To the best of INHALE's knowledge, there is no material unauthorized use, infringement or misappropriation of any of these intellectual property rights.

                  (b) ASSIGNMENT AGREEMENTS. All of its employees, officers and consultants have executed agreements (i) requiring, in the case of employees and officers, assignment to INHALE of all inventions made during the course of and as a result of their association with INHALE and (ii) obligating the individual to maintain as confidential the Confidential Information of INHALE, as well as the Confidential Information of the CMs or any third party which INHALE may receive.

         10.3 LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO ARTICLE 11, AND, EXCEPT WITH RESPECT TO ANY INTENTIONAL OR WILLFUL BREACH OF ARTICLE 12, IN NO EVENT SHALL ANY PARTY HEREUNDER BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR BUSINESS OPPORTUNITY, INCURRED BY ANOTHER PARTY, WHETHER IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                   ARTICLE 11
                                 INDEMNIFICATION

         11.1 RESPONSIBILITY AND CONTROL. The CMs and INHALE shall each be solely responsible for the safety of their respective employees, agents, licensees or sublicensees with respect to manufacture of the Devices, Base Units, Transjectors and Chambers, and each shall hold the others harmless with regard to any damages or personal injuries sustained by such Party's employees, agents, licensees, or sublicensees with respect to the manufacture thereof, unless such damages or personal injuries result from breach by another Party of any warranty, representation, or other material obligation contained in this Agreement.

         11.2 INDEMNIFICATION BY CMS. Each CM shall indemnify, defend (except as provided below) and hold harmless each of INHALE, the other CM, their respective Affiliates and their successors and assigns, and the directors, officers, employees, agents and counsel thereof (the "INHALE Indemnitees"), from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees) (any of the foregoing, "Damages") incurred by or asserted against any INHALE Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, but only to the extent arising from or occurring as a result of a claim or demand made by a Third Party (a "Third Party Claim") against any INHALE Indemnitee because of [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[**]. The indemnified party shall promptly notify such CM of any Third Party Claim, upon becoming aware thereof, shall permit such CM at its cost to defend against such Third Party Claim and to control the defense and disposition (including, without limitation, all decisions to litigate, settle or appeal) of such claim and shall cooperate in the defense thereof. INHALE may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of such CM and shall cooperate with such CM and its insurer in the disposition of any such matter. [**]

         11.3 INDEMNIFICATION BY INHALE. INHALE shall indemnify, defend and hold harmless each CM, its successors and assigns, and the directors, officers, employees, agents and counsel thereof (the "CM Indemnitees"), from and against any and all Damages incurred by or asserted against any CM Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, but only to the extent arising from or occurring as a result of a Third Party Claim against any CM Indemnitee because of [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[**] The CMs shall promptly notify INHALE of any Third Party Claim, upon becoming aware thereof, and permit INHALE at INHALE's cost to defend against such Third Party Claim and to control the defense and disposition (including, without limitation, all decisions to litigate, settle or appeal) of such Third Party Claim and shall cooperate in the defense thereof. Each CM may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of INHALE and will cooperate with INHALE or its insurer in the disposition of any such matter.

         11.4 INTELLECTUAL PROPERTY INDEMNIFICATION. INHALE shall indemnify, defend and hold harmless each CM Indemnitee from and against any and all Damages incurred by or asserted against any CM Indemnitee of whatever kind or nature, because of a Third Party Claim that the manufacture, use or sale of the Devices, Base Units, Transjectors or Chambers, to the extent arising from any of the INHALE Patent Rights or INHALE Know-how, infringes any patent or other intellectual property rights of any third parties. The CMs shall promptly notify INHALE of any such Third Party Claim, upon becoming aware thereof, and permit INHALE at INHALE's cost to defend against such Third Party Claim and to control the defense and disposition (including, without limitation, all decisions to litigate, settle or appeal) of such Third Party Claim and shall cooperate in the defense thereof. Each CM may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of INHALE and will cooperate with INHALE or its insurer in the disposition of any such matter. In the event that Devices are held to infringe any right of any party covered by the foregoing indemnity, INHALE shall be entitled to (i) obtain for the CMs a license to such right or
(ii) modify the DMR for the infringing Devices, Base Units, Transjectors or Chambers so that they no longer infringe, or (iii) in the event INHALE is unable to obtain a license or to cause the infringing item to no longer so infringe, INHALE or each CM may, at its option, terminate this Agreement on [**] written notice to the other Parties.

                                   ARTICLE 12
                                 CONFIDENTIALITY

         12.1 CONFIDENTIALITY OBLIGATION. Except to the extent otherwise agreed in writing, the Parties agree that, for the Term of this Agreement and thereafter, each Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information or other information furnished to it by the other Parties pursuant to this Agreement, including, without limitation, the terms of this Agreement and any information furnished by or relating to any Pharmaceutical Collaborator (collectively, "Confidential Information"). If a Party discloses to another Party Confidential Information by means of oral communication, such disclosing Party shall reduce to writing the Confidential Information so disclosed within thirty (30) days after the date of such oral communication in order for such communication to be deemed Confidential Information hereunder. The obligation of confidentiality set forth in this
Section 12.1 shall not apply if the receiving Party can establish that the Confidential Information:

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  (a) was already known by the receiving Party, other than under an obligation of confidentiality, at the time of disclosure to the receiving Party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of disclosure to the receiving Party;

                  (c) became generally available to the public or otherwise part of the public domain after the time of disclosure to the receiving Party other than through any act or omission of the receiving Party in breach of this Agreement; or

                  (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a third party not obligated to the disclosing Party not to disclose such Information to others.

         12.2 AUTHORIZED DISCLOSURES. Each Party may disclose another Party's Confidential Information hereunder to the extent reasonably necessary in connection with the exercise of its rights and discharge of its obligations under this Agreement, provided all such disclosures are subject to written confidentiality obligations containing provisions no less protective than those contained herein. Such permitted disclosures include those made in connection with filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, or conducting non-clinical or clinical trials. If a Party is required by law or regulation to make any such disclosure of another Party's Confidential Information it will, except where impractical for necessary disclosures (for example in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition, each Party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for the purposes of financing the business operations of such party either (a) upon the written consent of the other Parties or (b) if the disclosing Party obtains a signed confidentiality agreement with such financial institution with respect to such information on terms no less protective than those contained herein.

         12.3 DISCLOSURE OF CM CONFIDENTIAL INFORMATION. Notwithstanding the Parties' intent to implement a coordinated manufacturing process hereunder, INHALE acknowledges that the CMs may not desire to disclose to each other certain of their Confidential Information (e.g., pre-existing proprietary manufacturing processes or business practices). The CMs shall mark all such Confidential Information with a restrictive legend (e.g:
"CONFIDENTIAL - DO NOT DISCLOSE THIS INFORMATION TO [the other CM]") and INHALE shall not disclose such Confidential Information to the other CM unless the disclosing CM otherwise agrees in writing. In any event, the CMs shall be entitled to use the Confidential Information of the other CM solely for the purposes of this Agreement.

         12.4 DELIVERY OF CONFIDENTIAL INFORMATION. Upon the termination or expiration of this Agreement for any reason, except to the extent necessary to exercise its rights under Section 7.4(d), if any, each Party shall deliver to the disclosing Party its

Confidential Information or, if the disclosing Party so requests, destroy such Confidential Information and certify such destruction in writing to the disclosing Party.

         12.5 PUBLICITY. Subject to this Article 12, all publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by all Parties and shall be subject to the approval of all Parties, not to be unreasonably withheld.

         12.6 INJUNCTIVE RELIEF. The Parties acknowledge and agree that any breach or threatened breach of this Article 12 will result in irreparable harm to the Party whose Confidential Information is subject to such breach or threatened breach, for which remedies at law will not be adequate. Each Party, as a disclosing Party, shall therefore be entitled to obtain injunctive relief in any court of competent jurisdiction in addition to any other remedy at law or in equity in the event of a material breach of this
Article 12.

                                   ARTICLE 13
                       RECORDKEEPING, AUDITS AND INSURANCE

         13.1 RECORDS RETENTION. Each CM shall keep complete and accurate records pertaining to the development, manufacture, use and sale of Devices, Base Units, Transjectors and Chambers, including without limitation, records relating to the determination of [**] in sufficient detail to permit INHALE to confirm the accuracy of calculations of all payments hereunder. Such records shall be maintained for the longer of (a) four (4) years following the year in which any such efforts or payments were made hereunder and (b) such longer period as may be required by law.

         13.2 AUDIT REQUEST. INHALE shall have the right to audit such records, at its own expense, to determine, with respect to any calendar year, the correctness of any report or invoice made under this Agreement, but only once with respect to any calendar year; provided that INHALE may perform additional audits in a calendar year if an audit demonstrates that any report or invoice submitted by a CM hereunder is materially incorrect. If INHALE desires to audit such records, INHALE shall designate the auditors to examine such records, which auditors shall be reasonably acceptable to the CM. Such auditors shall be instructed to provide to INHALE a report on the findings of the agreed upon procedures verifying any report made or invoice submitted by the audited CM during such period. The expense of such audit shall be borne by INHALE; provided, however, that if an undisputed error in favor of INHALE of more than [**], is discovered, then such expenses shall be paid by the CM. Any Information received by INHALE pursuant to this Section 13.2 shall be deemed to be Confidential Information (as defined in Section 12.1) hereunder. This Section 13.2 shall survive any termination of this Agreement for a period of four (4) years.

         13.3     INSURANCE.

                  (a) Each CM, at its sole cost, agrees to procure and maintain in full force and effect during the term of this Agreement valid and collectible insurance policies

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

in connection with its activities as contemplated hereby which policies shall provide coverage in an amount not less than [**]. Such policy shall name or include INHALE as an insured or an additional insured. Upon INHALE 's request, each CM shall provide to INHALE a certificate of coverage or other written evidence reasonably satisfactory to INHALE of such insurance coverage. Such insurance policy shall provide that in the event such insurance coverage should be materially adversely changed or terminated for any reason, the insurer thereunder will give the applicable CM and INHALE ten
(10) days' prior notice.

                  (B) INHALE agrees to procure and maintain in full force and effect during the term of this Agreement valid and collectible insurance policies in connection with its activities as contemplated hereby, which policies shall provide coverage in an amount not less than [**]. Such policy shall name or include the CMs as an insured or an additional insured. Upon the CMs' request, INHALE shall provide to CMs a certificate of coverage or other written evidence reasonably satisfactory to CMs of such insurance coverage. Such insurance policy shall provide that in the event such insurance coverage should be materially adversely changed or terminated for any reason, the insurer thereunder will give the applicable CM and INHALE ten
(10) days' prior notice.

                                   ARTICLE 14
                              TERM AND TERMINATION

         14.1 TERM. The Term of this Agreement shall commence upon the Effective Date and, unless terminated earlier pursuant to Section 14.2 or 14.3, shall continue in effect until the tenth anniversary of the Effective Date. Thereafter, unless terminated earlier pursuant to Section 14.2 or 14.3, the Term shall be renewed for additional three (3) year periods with respect to each CM, provided that such CM is in full compliance with the terms of this Agreement.

         14.2 TERMINATION WITHOUT CAUSE. [**], (a) either CM may terminate this Agreement with respect to such CM by giving at least [**] written notice to INHALE and to the other CM, and (b) INHALE may terminate this Agreement with respect to one or both CMs by giving at least [**] written notice to the applicable CM or CMs.

         14.3     TERMINATION FOR DEFAULT.

                  (a) If a CM is in default of any of its material obligations under this Agreement and fails to remedy that default within [**] after receipt of written notice of such default, INHALE may terminate this Agreement with respect to such CM immediately by giving written notice of such termination. In the event of a dispute regarding any amounts payable to a CM hereunder, all undisputed amounts shall be paid when due and the balance, if any, shall be paid promptly after settlement of such dispute.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  (b) If INHALE is in default of any of its material obligations under this Agreement and fails to remedy that default within [**] after receipt of written notice of such default, either CM or both CMs may terminate this Agreement with respect to such CM or CMs immediately by giving written notice of such termination.

                  [**]

                  [**]

                  [**]

                  (d) [**]

         14.4     PROTECTIVE PROVISIONS.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  (a) Upon a CM's failure to cure any material breach of its obligations under this Agreement within the time provided in Section 14.3 or upon termination of this Agreement pursuant to Section 14.3(c), INHALE shall automatically have the right to engage in or make arrangements for substitute performance. To this end, the defaulting CM agrees to reasonably cooperate with INHALE and its Pharmaceutical Collaborators in negotiating agreements with such CM's vendors that supply to such CM critical goods and services relating to the Devices, Base Units, Transjectors and Chambers to ensure that such vendors will sell goods and/or provide services directly to INHALE or its Pharmaceutical Collaborators immediately after any termination of this Agreement by INHALE pursuant to Section 14.3. Upon any such termination, the defaulting CM shall reasonably cooperate in transferring to INHALE, and/or its Pharmaceutical Collaborators or any contractor of the foregoing that manufactures Devices, Base Units, Transjectors or Chambers under this Section
14.4 ("Subsequent Suppliers") all Improvements to the foregoing and all Device Manufacturing Inventions, at INHALE's cost.

                  (b) At INHALE's request, from time to time during the Term of this Agreement, the applicable CM shall furnish to INHALE, for possible use under circumstances described in Section 14.4(a), such of such CM's know-how necessary or useful for the manufacture of Devices, Base Units, Transjectors and Chambers, including, without limitation, blueprints and other technical information necessary to produce Tooling and otherwise manufacture such items. Such information shall be placed in escrow pursuant to an escrow agreement to be negotiated by the Parties and a mutually agreed upon escrow agent which agreement shall contain terms typical of standard technology escrow agreements. Such terms shall provide among other things that information held in escrow shall be delivered by the escrow agent to INHALE or its designee upon the delivery of a statement from an executive officer of INHALE or its designee certifying that a material breach by such CM has occurred, and remained uncured, under the terms of Section 14.3 and that INHALE is entitled as a result to the remedies provided under Section 14.4(a).

                  (c) [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[**]

         14.5     EFFECT OF TERMINATION.

                  (a) Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve any Party from obligations that are expressly indicated to survive termination or expiration of the Agreement and shall not terminate any obligation to pay all amounts which shall have accrued and are payable hereunder. Without limitation of the foregoing, the obligations of the Parties under Sections 5.2 (Invoicing and Payment), 7.3 (Ownership of Pre-existing Technology), 7.4 (Ownership of Developed Technology), 8.1 (Recalls; Adverse Event Reporting; Complaints), 9 (Device Warranty), 10 (Representations and Warranties, Limitation on Liability), 11 (Indemnification), 12 (Confidentiality), 13 (Record Keeping and Audits), 14.4 (Protective Provisions), 14.5 (Effect of Termination) and 15 (Miscellaneous) of this Agreement will survive the termination or expiration of this Agreement.

                  (b) Promptly upon termination or expiration of this Agreement for any reason, the CMs shall transfer to INHALE or its designee all Tooling and other equipment, inventory or materials funded or purchased by INHALE, and, consistent with the licenses set forth in Section 7.4(d) and to the extent not already provided to INHALE pursuant to Section 3.5(b), shall provide INHALE or its designee with all Improvements and Device Manufacturing Inventions in its possession (including, without limitation, any blueprints, drawings, documents, Pro-E and other computer files and databases and other technical information) and necessary to produce the Tooling and otherwise manufacture the Devices, Base Units, Transjectors and Chambers. In addition, the CMs shall provide to INHALE or its designee, [**], reasonable assistance to enable INHALE or such designee to commence manufacture of the foregoing.

                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1 AGENCY. No Party is, or shall be deemed to be, an employee, agent, co-venturer or legal representative of another Party for any purpose. No Party shall be entitled to enter into any contracts in the name of or on behalf of another Party, nor shall a Party be entitled to pledge the credit of another Party in any way or hold itself out as having the authority to do so.

         15.2     ASSIGNMENT.


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  (a) Neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that a Party may assign this Agreement to any wholly-owned subsidiary or to any successor by merger or sale of substantially all of its business unit to which this Agreement relates in a manner such that the assignor (if it continues as a separate entity) shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder.

                  (b) [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[**].

                  (c) This Agreement shall be binding upon the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section shall be void.

         15.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of the Agreement.

         15.4 FORCE MAJEURE. No Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any event beyond its reasonable control, including, but not limited, to acts of God, acts of government (excluding the failure to obtain a Regulatory Approval), fire, flood, earthquake, and the like, if the Party affected shall give prompt notice of any such cause to the other Parties. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for [**] thereafter; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause. Notwithstanding the foregoing, nothing in this Section 15.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

         15.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the INHALE or the CMs at their respective addresses as listed below (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof), (c) upon transmission of telegram or facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service:



         If to Bespak, addressed to:        Bespak Europe Ltd.
                                            Bergen Way
                                            Kings Lynn, Norfolk PE 30 2JJ
                                            England
                                            Attention: Commercial Director

         With copy to:                      Bespak Plc
                                            Number 4, Stanhope Gate
                                            London England W1Y 5LA
                                            Attention: Company Secretary

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


         If to Tech Group, addressed to:    Tech Group North America, Inc.
                                            Suite D-100
                                            7979 North Hayden Road
                                            Scottsdale, Arizona 85258-3241
                                            Attention: Chief Executive Officer


         With copy to:                      Snell & Wilmer L.L.P.
                                            One Arizona Center
                                            Phoenix, AZ 85004
                                            Attention: Matthew P. Feeney, Esq.

         If to INHALE, addressed to:        INHALE Therapeutic Systems, Inc.
                                            150 Industrial Road
                                            San Carlos, CA 94070
                                            Attention: Chief Executive Officer

         With copy to:                      Dorsey & Whitney LLP
                                            220 South Sixth Street
                                            Minneapolis, MN 55402
                                            Attention: Karin Keitel, Esq.

         15.6 AMENDMENT; APPROVAL. No amendment, modification or supplement of any provision of this Agreement (excluding Exhibits C (Manufacturing Requirements) and D (DMR)) shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. No approval provided for in this Agreement shall be valid or effective unless confirmed in writing.

         15.7 WAIVER. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

         15.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         15.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

         15.10 GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the state of California and the United States of America, without regard to choice of law rules. The Parties hereby agree that the exclusive jurisdiction and venue of any disputes arising out of or relating to this Agreement shall be the state and federal courts located in [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         15.11 SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement. In the event of such invalidity, the Parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

         15.12 ENTIRE AGREEMENT OF THE PARTIES. This Agreement, including the specified provisions of other written agreements expressly incorporated by reference herein and the Exhibits attached hereto constitute and contain the complete, final and exclusive understanding and agreement of the Parties hereto, and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties with respect to the subject matter hereof.

         15.13 SECTIONS. Unless specified otherwise, references to Sections are to Sections of this Agreement.

         [**]

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         IN WITNESS WHEREOF, the Parties hereto have as of the Effective Date duly executed this Agreement, including the attached Exhibits that are incorporated herein and made a part hereof.

INHALE THERAPEUTIC SYSTEMS, INC.    BESPAK EUROPE LTD.


By_______________________________     By_______________________________

Name_____________________________     Name_____________________________

Title____________________________     Title____________________________


TECH GROUP NORTH AMERICA, INC.


By_______________________________

Name_____________________________

Title____________________________


EXHIBITS

Exhibit A:    Pricing
Exhibit B:    INHALE Patents
Exhibit C:    Manufacturing Requirements
Exhibit D:    Capital Plan
Exhibit E:    [**] Forecast
Exhibit F:    Bespak Currency Provisions


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.